Exhibit 99.1

News From:                                         Stewart & Stevenson
                                                   Corporate Headquarters
                                                   P.O. Box 1637
                                                   Houston, TX  77251-1637
FOR IMMEDIATE RELEASE:

HOUSTON, TX - April 12, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that in its meeting of April 11, 2000 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on May 12, 2000 to shareholders of record on April 30, 2000.

Contact: Mr. David R. Stewart
         Director, Investor Relations
Phone:   (713) 868-7657
Fax:     (713) 868-0208
Email:   d.stewart@ssss.com
         HTTP://www.ssss.com